Exhibit 5.3

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

June 5, 2009

Nexen Inc.

801 – 7th Avenue S.W.

Calgary, AB

T2P 3P7

Re:	Registration Statement on Form F-10 (the “Registration Statement”) of Nexen Inc. filed with the United States Securities and Exchange Commission on June 5, 2009

Gentlemen:

We hereby consent to the use of and reference to the name DeGolyer and MacNaughton under the heading “Experts” in the above-referenced Registration Statement and the inclusion of information derived from our four opinion letters dated January 23, 2009, in the Registration Statement.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON